August 3, 2001




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                  Re: Donini Pizza, Inc. (formerly PRS SUB VI)

Gentlemen:

This letter will serve to confirm that during the term of our engagement, no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure occurred.

This letter will also confirm that in connection with the audit of the above company for the last two years, there were no adjustments required to be made nor was there any adverse opinion or a disclaimer of opinion, nor was any opinion qualified or modified as to uncertainty, audit scope or accounting principles.

                                                 Very truly yours,



                                                 /s/ LOUIS E. LETTIERI
                                                 -------------------------------
                                                 LOUIS E. LETTIERI



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